UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                January 23, 2006


                        Annaly Mortgage Management, Inc.
             (Exact Name of Registrant as Specified in its Charter)


               Maryland                   1-13447               22-3479661
      State or Other Jurisdiction       (Commission          (I.R.S. Employer
           Of Incorporation)           File Number)        Identification No.)


      1211 Avenue of the Americas
              Suite 2902
          New York, New York                                   10036
    (Address of Principal Executive                          (Zip Code)
               Offices)

       Registrant's telephone number, including area code: (212) 696-0100


                                    No Change
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement


     On January 23, 2006, Annaly Mortgage Management, Inc. (the "Company") amended and restated the employment agreements it had entered into with Jeremy Diamond, Ronald D. Kazel and R. Nicholas Singh. Messrs. Diamond and Kazel are Managing Directors of the Company, and Mr. Singh is Executive Vice President, General Counsel, Secretary and Chief Compliance Officer. Each agreement is for a one year term, and can be renewed annually. Under the amended agreements, Messrs. Diamond and Kazel will receive annual base salaries of $500,000, and Mr. Singh will receive an annual base salary of $400,000, subject in each case to discretionary increases by the Company. In addition, each individual is eligible to receive a discretionary bonus if approved by the Company's Compensation Committee. If any of these individuals' employment is terminated without Cause (as defined) or by the individual for Good Reason (as defined), he will be entitled to a severance payment equal to three times the greater of his annual base salary and performance bonus for the preceding year or the average for the three preceding years of his annual base salary and performance bonus. The agreements include a one-year non-compete provision.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ANNALY MORTGAGE MANAGEMENT, INC.



                                 By: /s/ Kathryn Fagan
                                 ---------------------------------------
                                       Name:  Kathryn Fagan
                                       Title:    Chief Financial Officer


Dated: January 23, 2006